Exhibit 10.1

Share Transfer Agreement

This Share Transfer Agreement (this “Agreement”) dated October 1, 2017, is among Rebel Group, Inc., a Florida corporation with an address at 7500A Beach Road, Unit 12-313, The Plaza, Singapore 199591 (the “Company”), Pure Heart Entertainment Pte Ltd., a company incorporated under the laws of Singapore which is also the Company’s wholly owned subsidiary, with an address at 7500A Beach Road, Unit 12-313, The Plaza, Singapore 199591 (the “Company”) (“Pure Heart”), and Naixin Qi, with an address at No 5 Sichuan Road, Apt Block 3 Unit 21, Shinan District, Qingdao City, Shandong Province, China (the “Shareholder”) who is the sole shareholder of Qingdao Quanyao Sports Consulting Ltd, a company organized in No 22 Shandong Road, Unit 71 Tower B, Jinfu Building, Shinan District, Qingdao City, Shandong Province, China (the “Target Company”).

WHEREAS, Pure Heart, through a wholly foreign owned entity (the “WOFE”) wishes to acquire 100% of the outstanding equity interests (the “Equity Stake”) of the Target Company from the Shareholder in exchange for a total consideration of $7,000,000 consisting of the following: (i)the forgiveness of debt owed by the Target Company to Pure Heart as of the Signing Date in the amount of approximately $2,825,000 (the “Forgiven Debts”) and (iii) 12,000,000 shares (the “Shares”) of the common stock of the Company, par value $.0001 per share (the “Common Stock”) (together the “Purchase Price”) on the terms and conditions set forth herein; and

WHEREAS, the Shareholder wishes to issue, sell and transfer the Equity Stake to the WOFE in exchange for the Purchase Price on the terms and conditions set forth herein; and

WHEREAS, the parties hereto intend that the issuance and acquisition of the Shares and the Equity Stake shall be exempt from registration under the Securities Act of 1933, as amended, under Regulation S promulgated thereunder.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, and, after friendly consultations, on the principles of equality and mutual benefit, all parties to this Agreement have reached the following agreement in accordance with the provisions of the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures and its implementation regulations, the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China, the parties hereto agree as follows:

Article 1

Definitions

Unless otherwise prescribed and stipulated herein, the following terms used in this Agreement shall have the meanings set forth as follows:

1.	“Claims” refers to all the claims, actions, demands, proceedings judgments liabilities, damages, amounts, costs and expenses (including but not limited legal costs and disbursements) whatsoever and howsoever arising.

2.	“Encumbrance” refers to any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever.

3.	“Examination and Approval Authority” pursuant to the provisions for the examination and approval of projects which have investments by foreign investors in the PRC, refers to the relevant Chinese government departments having authority to examine and approve any corporate documents of the Target Company, and the issuance and transfer of the Equity Stake contemplated in this Agreement.

4.	“PRC” or “China” refers to the People’s Republic of China.

5.	“Material Adverse Change” refers to

(a)       investigations (which may cause the Target Company to be punished) and penalties upon the Target Company by relevant governmental authorities, which may have material impact on the normal business operation of the Target Company;

(b)       involvement with any litigation, arbitration or any other judicial proceedings by the Target Company, which may have material impact on the normal business operation of the Target Company; or

(c)       any change (or any development that, insofar as can reasonably be foreseen, is likely to result in any change) that may cause loss to the financial conditions, business, assets or increase of liabilities of the Target Company in the amount of more than $10,000.

6.	“RMB” or “Renminbi” refers to the legal currency of the PRC.

7.	“Signing Date” refers to the date on which this Agreement is signed by all parties hereto.

8.	“Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Agreement.

9.	“US Dollar” or “US$” refers to the legal currency of the United States of America.

Article 2

Issuance and Purchase of the Equity Stake

1.	Pursuant to the terms and conditions of this Agreement and the PRC Agreement (as defined below), the Shareholder agrees to issue sell and transfer the Equity Stake to WOFE in exchange for the Purchase Price and Pure Heart agrees to cause WOFE to acquire the Equity Stake from the Shareholder in exchange for the Purchase Price On or before January 1, 2018.

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2.	The Purchase Price of $7,000,000 consists of the following:

(i) the forgiveness of the Forgiven Debts

(ii) the Shares.

3.	The exchange of the Equity Stake for the Purchase Price shall take place as follows:

(a)	First, within 30 days of the Signing Date of this Agreement, Pure Heart, WOFE and the Shareholder shall enter into a separate agreement in the PRC (the “PRC Agreement”) which provides for the conversion of the Target Company into a Sino-Foreign Joint Venture and the entry into a joint venture agreement among the Shareholder, Pure Heart and the Target Company. The Target Company shall pay all of its outstanding debts (other than the Forgiven Debts) within ten business days of the Signing Date.

(b)	Second, Shareholder and the Target Company shall proceed to obtain all approvals required from the Examination and Approval Authority under the PRC Agreement (the “Approvals”).

(c)	Third, upon receipt of the Equity Stake by the WOFE, the Company shall issue to Shareholder the Shares free of any Claims or Encumbrances.

Article 3

Conditions to Closing of this Agreement

1.	Conditions to the Company’s, WOFE’s and Pure Heart’s Obligations. The obligations of the Company and Pure Heart hereunder to pay the Purchase Price consisting of the Debt Forgiveness and the Shares are subject to the satisfaction, at or before the closing of this Agreement (the “Closing”) of each of the following conditions, provided that these conditions are for the benefit of the Company and Pure Heart and may be waived jointly by the Company and Pure Heart:

(a)	The Shareholder shall have caused the Target Company to acquire approval in writing from the Examination and Approval Authority for the issuance, sale and transfer of the Equity Stake and the transactions contained in the PRC Agreement; and

(b)	The Shareholder shall cause the Target Company to issue the Equity Stake in the name of WOFE; and

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(c)	The Shareholder shall cause the Target Company to get an approval from the applicable government authorities in the PRC of the PRC Agreement and the transactions contemplated thereby; and

(d)	There shall be no Material Adverse Change to the Target Company from the Signing Date of this Agreement to the Closing; and

(e)	The Shareholder shall cause the Target Company to enter into a Sino-foreign equity joint venture agreement in accordance with the laws of the PRC with Pure Heart and the Company;

(f)	The Target Company shall not have any liabilities as of the closing date; and

(g)	The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Shareholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Shareholder at or prior to the Closing.

2.	Conditions to the Shareholder’s and the Target Company’s Obligations. The obligations of the Shareholder hereunder are subject to the satisfaction, at or before the Closing of this Agreement of each of the following conditions, provided that these conditions are for the benefit of the Shareholder and may be waived by the Shareholder:

(a)	The representations and warranties of the Company and Pure Heart contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Company and Pure Heart shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and Pure Heart at or prior to the Closing; and

(b)	Target Company and WOFE shall enter into a Sino-foreign equity joint venture agreement in accordance with the laws of the PRC with the Target Company.

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Article 4

Representations and Warranties

1.	Representations and Warranties of the Target Company and Shareholder. The Target Company and Shareholder hereby represent and warrant to Pure Heart and the Company, that:

(a)	The Shareholder and Target Company have the authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby; and

(b)	This Agreement has been or will be duly and validly executed and delivered by the Shareholder, and constitutes, or will constitute a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with the respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court; and

(c)	All information and facts relating to the Target Company that is in the possession of the Shareholder is known to the Shareholder, or that should reasonably be known to the Shareholder, which will have a substantive effect on the Shareholder’s ability to fulfil any of their obligations in this Agreement or when disclosed to Pure Heart or the Company shall have a substantive effect on the willingness of Pure Heart or the Company to sign and fulfil its obligations under this Agreement, have been disclosed to the Company and Pure Heart and the information provided by the Shareholder to the Company and Pure Heart does not contain any representation that is untrue or misleading; and

(d)	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Target Company or the Shareholder that will materially affect the ability of the Shareholder to sign this Agreement and for the Shareholder to cause the Target Company to fulfil the obligations under this Agreement; and

(e)	As of the Signing Date, the Shareholder has informed any Third Party, whose approval is required for the consummation of the transactions contemplated by this Agreement, and in case of any requirement for the consent of such Third Party, the Shareholder has already procured the corresponding written consent from such Third Party; and

(f)	The Shareholder shall not take any action or cause any action to be taken after the Signing Date that may cause a Material Adverse Change to the Chinse Entity; and

(g)	Regarding the documents and information provided by the Shareholder to the Company or Pure Heart, including their agents (including without limitation the lawyers, financial consultants, etc.) prior or subsequent to the Signing Date, the Shareholder hereby undertakes that:

(i)	all copies made from original documents are true and complete and that such original documents are authentic and complete;

(ii)	all originals supplied to Pure Heart or the Company or their agents, are authentic and complete;

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(iii)	all signatures (stamps) appearing on documents supplied to Pure Heart or the Company or their agents as originals or copies of originals are genuine; and

(iv)	the Shareholder has drawn to the attention of Pure Heart and the Company and their agents all matters that are material for the Pure Heart or the Company to proceed with the transaction as contemplated in this Agreement.

(h)	At any time, upon the request of the Pure Heart or the Company, the Shareholder shall, at his own expense, make all efforts to carry out and/or conduct in a way which is satisfactory to the Company and Pure Heart, or to cause a Third Party to carry out and/or conduct in a way which is satisfactory to the Company and Pure Heart, any action and/or document which the Company or Pure Heart deem reasonably deems requisite, in order to realize the full effectiveness and implementation of this Agreement; and

(i)	The Target Company is a legal entity that has been duly established according to the laws and regulations of China and is validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Agreement and fulfilling all of its obligations stipulated herein by the Shareholder and the Target Company herein, shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in its articles of association or internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that the Target Company or the Shareholder is a party to or is bound by; and

(j)	The Shareholder is a PRC citizen with all civil abilities to enter into this Agreement and fulfil all of his obligations stipulated herein. Signing this Agreement and fulfilling each of the obligations stipulated herein by the Shareholder shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that the Shareholder is a party to or is bound by; and

(k)	The Shareholder further undertakes and warrants that: the Shareholder has the full authority and right to cause the Target Company to issue the Equity Stake, and that the Equity Stake when issued shall not be subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights); and there is no interest present and no agreement or undertaking in existence that may result in or create any Claim or Encumbrance on the Equity Stake; and

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(l)	The Shareholder further undertakes and warrants that: no lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Target Company or the Shareholders that will materially affect the Shareholder’s ability to sign this Agreement or fulfil the Shareholder’s obligations under this Agreement; and

(m)	The registered capital of the Target Company Entity has been fully paid up as scheduled. The Shareholder fully fulfilled his capital contribution obligations, which have been legally verified in accordance with relevant PRC laws. There is no withdrawal of the registered capital by the Shareholder; and

(n)	The Target Company has never suffered and is not currently suffering from any administrative investigations, lawsuit, arbitration, disputes, Claims or other proceedings (no matter ongoing, pending or threatened), nor has the Target Company been punished, and the Shareholder can foresee that no punishment is to be made against the Target Company by any administrative authorities of the PRC for the issues already existing prior to the issuance of the Equity Stake. The Shareholder has fully disclosed to Pure Heart and the Company all information in respect of environmental protection, fire-prevention and work safety of the Target Company, etc. In addition, the Shareholder hereby warrants that all fees, charges, penalties and expenses payable to or being required to pay to any PRC governmental authority have been paid off. As of the Closing, there are no such fees, charges, penalties and expenses in default, nor are there any costs and/or expenses being required by any PRC governmental authority to be paid for any purpose of correcting defects and/or inappropriate actions of the Target Company in default. In the event that the Shareholder or the Target Company suffers from any penalty, damage, loss, etc. due to any such administrative investigations, lawsuit, arbitration, disputes, claims, penalties and/or other proceedings Shareholder shall be liable for the full compensation of Pure Heart and the Company; and

(o)	Prior to the Signing Date, the Shareholder has already disclosed all information about the debts of the Target Company as set forth in Exhibit A hereof. As of the Closing, such information remains complete, reliable, accurate and genuine; and

(p)	As of the Closing, the Target Company has not carried out any equity investment in any other companies, enterprises, or other economic entities, etc., neither has the Target Company participated in partnerships or associations with any other companies, enterprises, other economic entities or individuals; and

(q)	As of the Closing, except for the Encumbrances listed out in Exhibit B, attached hereto, the Target Company’s assets and rights are free from any security interest (including but not limited to mortgage, pledge and lien) or any other Encumbrance, neither has the Chines Entity provided any security (including but not limited to mortgage, pledge and guarantee) for any other companies, enterprises, economic entities or any individuals; and

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(r)	As of the Closing, the Target Company has fully paid off all taxes required by the PRC laws and regulations, including but not limited to enterprise income tax, value-added tax, city construction tax and any additional education fees; and

(s)	The Target Company’s operations and processes are in full compliance with relevant PRC laws, regulations, standards and norms, and there are no illegal actions against the Target Company of infringing upon intellectual property rights of others, such as patent, know-how, etc.; and

(t)	Labor Contracts between the Target Company and the employees who are still employed by the Target Company on the Signing Date have been legally and effectively executed. As of the Signing Date, there has not been any situation which may lead the employees of the Target Company to bring labor arbitrations or lawsuits against the Target Company; and

(u)	All the accounts, books, ledgers and financial records of the Target Company have been formulated in accordance with the accounting procedures and rules provided by PRC accounting system, and have been fully, properly and accurately recorded and completed, which do not involve any material mistake and deviation, and truly and precisely reflect all transactions relating to the Target Company and show the financial, contractual and other business conditions of the Target Company during every fiscal year; and

(v)	The Shareholder is acquiring the Shares as principal for his own account for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof, and the Shareholder is acquiring the Shares in the ordinary course of business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares; and

a.	The Shareholder agrees and acknowledges that he was not, a “U.S. Person” (as defined below) at the time the Shareholder was offered the Shares and as of the date hereof is not resident in the United States or seeking to acquire the Shares for a party in the United States.

b.	“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(w)	The Shareholder understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

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(x)	The Shareholder (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not acquiring the Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), or in a transaction not subject thereto; and

(y)	The Shareholder will not resell the Shares except in accordance with the applicable laws; and

(z)	The Shareholder will not engage in hedging transactions with regard to Shares except as permitted by applicable laws; and

(aa)	No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising has been or will be used by the Shareholder or any of their representatives in connection with the offer and acquisition of the Shares; and

(bb)	The Shareholder acknowledges that he had the opportunity to review the Company’s filings with the Commission available to be viewed online on the EDGAR system at https://www.sec.gov/edgar/searchedgar/legacy/companysearch.html and has had (i) the opportunity to ask questions he or she deemed necessary and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its acquisition of the Shares; and (iii) the opportunity to obtain such additional information that the Shareholder requests that the Company possesses or can acquire without unreasonable effort or expense; and

(cc)	The Shareholder understands that the Shares will be “restricted securities” as that term is defined in Rule 144 under the 1933 Act (“Rule 144”) and all conditions for sale must be met under Rule 144 to sell the Shares. UNTIL ALL APPLICABLE CONDITIONS RULE 144 ARE SATISFIED, RULE 144 WILL BE UNAVAILABLE AND THE SECURITIES MAY NOT BE SOLD. Once Rule 144 is available, the Shares must be held for the time period required by Rule 144 unless the Shares are subsequently registered under the 1933 Act and qualified under applicable securities law or exemptions from such are available. The Shareholder further understands that the certificates evidencing the Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(dd)	The Shareholder has independently evaluated the merits of its decision to acquire the Shares pursuant to this Agreement, and the Shareholder confirms that it has not relied on any oral statements from Company or Pure Heart directors or officers and has received no warranties other than those set forth herein.

2.	Representations and Warranties of the Company and Pure Heart. The Company and Pure Heart, hereby represent and warrant to the Shareholder both jointly and severally, that:

(a)	The Company and Pure Heart, each have the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

(b)	The Company is duly incorporated and validly existing under the laws of the State of Florida, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. Except Rebel Holdings Limited, Pure Heart Entertainment Pte. Ltd., and SCA Capital Limited, the Company does not own or control any subsidiaries as of the date of this Agreement;

(c)	Pure Heart is duly incorporated and validly existing under the laws of Singapore and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted; and

(d)	The execution and delivery by the Company and Pure Heart of this Agreement, and any other agreements contemplated hereby and the performance by the Company and Pure Heart of their obligations thereunder, have been duly and validly authorized by the Board of Directors of each the Company and Pure Heart, no other corporate action on the part of the Company or Pure Heart or the stockholders of either company being necessary; and

(e)	This Agreement has been duly and validly executed and delivered by the Company and Pure Heart, and constitutes, or will constitute a legal, valid and binding obligation of the Company and Pure Heart enforceable against the Company and Pure Heart in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court; and

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(f)	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations, etc. are on-going against the Company or Pure Heart that will materially affect either parties ability to sign this Agreement or fulfil its obligations under this Agreement; and

(g)	The execution, delivery and performance of this Agreement by Pure Heart and the Company and the consummation by the Company and Pure Heart of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or Pure Heart’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other document to which the Company or Pure Heart is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction or decree, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” for the purposes of this section only shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company or Pure Heart, or (iii) an adverse impairment to the Company’s or Pure Heart’s ability to perform on a timely basis its obligations under this Agreement; provided however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development generally affecting the mixed martial arts events industry; (iii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Agreement; (iv) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (v) changes in laws or U.S. generally accepted accounting principles after date hereof or interpretation thereof; or (vi) any matter set forth in the Agreement or exhibits thereto; and

(h)	The Company and Pure Heart are not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any federal, provincial, state, local or other governmental authority or any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind in connection with the execution, delivery and performance by the Company and Pure Heart of this Agreement, other than (i) filings required by state securities laws or (ii) the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission under Regulation D of the 1933 Act; and

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(i)	The Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any and all liens Encumbrances, Claims, security interest or pre-emptive rights.

Article 5

Taxes Payable under this Agreement

Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Agreement shall be paid by the respective party hereto liable for the taxes or fees under the applicable provisions of relevant laws and regulations of the applicable taxation authority.

Article 6

Termination

1.	This Agreement may be terminated and abandoned at any time prior to the Closing:

(a)	by the written mutual consent of Pure Heart, the Company and the Shareholder;

(b)	by the Company or Pure Heart, upon written notice to the Shareholder, if any of the conditions set forth in Article 3 Section 1 of this Agreement shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible; or

(c)	by the Shareholder, upon written notice to Pure Heart and the Company if any of the conditions set forth in Article 3 Section 2 of this Agreement shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice the Shareholder must have complied in all material respects with their obligations under this Agreement; and provided, further, that Pure Heart and the Company shall have ten (10) days after the notice sent by the Shareholder pursuant to this subsection in which to fulfill such conditions not fulfilled unless satisfaction of such a condition is or becomes impossible.

2.	In the event of a termination of this Agreement in accordance with Article 6 Section 1 of this Agreement, all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party, and each party shall bear its own costs and expenses; provided, however, that termination shall not relieve any party of liability for any failure to perform or comply with this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

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Article 7

Indemnity

1.	Obligation of the Shareholder to Indemnify the Company and Pure Heart. The Shareholder hereby agrees to indemnify and hold harmless the Company and Pure Heart and their representatives from, against and in respect of any and all damages, losses, obligations, liabilities, claims, deficiencies, costs, taxes, penalties, fines, interest, monetary sanctions and expenses incurred by Company and Pure Heart, including, without limitation, reasonable attorneys’ fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Company’s and Pure Heart’s rights to indemnification hereunder (“Losses”) suffered, sustained, incurred or required to be paid by any of them by reason of:

(a)	any representation or warranty made by the Shareholder in or pursuant to this Agreement or any of the other agreement contemplated hereby, being untrue or incorrect in any material respect;

(b)	any failure by the Shareholder to observe or perform his covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; or

(c)	any failure of the Shareholder to obtain on behalf of the Target Company the necessary government approvals contemplated hereby.

2.	Indemnity Basket. Notwithstanding anything to the contrary in this Agreement, the Shareholder shall not have any obligation to indemnify Pure Heart and the Company until and unless the aggregate amount of Losses exceeds Fifty Thousand Dollars ($50,000) in the aggregate (the “Basket”), after which point the Shareholder will be obligated to indemnify the Company and Pure Heart from and against the full amount of such Losses (including the Basket).

Article 8

Confidentiality

1.	All of the parties hereto agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that has been disclosed to or may be disclosed to the other parties by any party to this Agreement pertaining to their respective businesses, or financial situations and other confidential matters, all parties to this Agreement which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:

(a)	Keep the aforesaid Confidential Information in confidence; and

(b)	Not disclose the Confidential Information to any Third Party or any entity.

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2.	The Provisions of Section 1 of this Article 9, shall not apply to Confidential Information:

(a)	which was available to the receiving party from the written records procured by the receiving party from the disclosing party before the disclosing party disclosed the information to the receiving party;

(b)	which has become public information by means not attributable to any breach by the receiving party; or

(c)	which was obtained, by the receiving party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.

Article 9

Miscellaneous

1.	Entire Agreement. This Agreement and the schedules hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

2.	Notices. Any notice permitted or required under this Agreement shall be deemed to have been given if the notice is in writing and personally served, mailed by registered or certified mail (return receipt requested), mailed by courier with confirmed receipt or sent by facsimile with confirmation, or by registered mail, to the parties at the addresses set forth in the preamble of this Agreement. Each party may change its address by giving similar notice. Notices given as provided herein shall be deemed effective as of the date sent or facsimile transmission.

3.	Amendments; Waivers. No provision of this Agreement may be waived or amended except in a writing signed by all of the parties hereto. No such waiver will be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

4.	Construction. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any documents contemplated thereby.

5.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party hereto may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

6.	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

7.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York in the United States, without regard to the principles of conflicts of law thereof.

8.	Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

9.	Execution. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

10.	Severability. Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

[signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of date first written above.

Rebel Group, Inc.

By:	/s/ Justin Aan Yee Leong
Name:	Mr. Justin Aan Yee Leong
Title:	President and CEO

Pure Heart Entertainment Pte Ltd.

By:	/s/ Khian Kiee Leong
Name:	Mr. Khian Kiee Leong
Title:	Director

Shareholder

By:	/s/ Naixin Qi
ID No.370202197706101428

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Exhibit A

Details re Debt of Target Company as of the Signing Date

$
Amount owing as at December 2016	896,631
Advances and payments on behalf in 2017	1,928,369
2,825,000

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